EXHIBIT 5

RUSSELS                                                          FOLEY : LARDNER
CHICAGO                                                         ATTORNEYS AT LAW
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH

                                January 27, 2004

Dynamic Health Products, Inc.
6911 Bryan Diary Rd.
Suite 210
Largo, Florida 33777

Re:      Registration Statement on Form S-8 Relating to
         Dynamic Health Products, Inc. 2004 Consultant Services Plan

Ladies & Gentlemen:

                  We have acted as counsel for Dynamic Health Products, Inc., a Florida corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 500,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the 2004 Consultant Services Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The 500,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

                  We have examined and are familiar with the Articles of Incorporation of the Company filed with the Secretary of State of the State of Florida, Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

                  Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

                  We have, with your permission, assumed that the provisions of the Florida Revised Statutes are substantially the same as the Florida Business Corporation Act with respect to the subject matter of this opinion. We are


FOLEY & LARDNER                       WRITER'S DIRECT LINE  CLIENT/MATTER NUMBER
100 North Tampa Street, Suite 2700
Tampa, Florida  33602-5810
P.O. Box 3391                         EMAIL ADDRESS
Tampa, Florida 33601-3391             mtraber@foleylaw.com
TEL: 813.229.2300
FAX: 813.221.4210
www.foleylardner.com
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licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

                                        FOLEY & LARDNER



                                        By:   /s/ Martin A. Traber
                                           -------------------------------------
                                              Martin A. Traber

MAT/mtv



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